UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2014

THE MEN’S WEARHOUSE, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-16097 (Commission File Number)	74-1790172 (I.R.S. Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip code)

281-776-7000
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on June 18, 2014, The Men’s Wearhouse, Inc. (the “Company”) entered into a term loan credit agreement (the “Term Facility”) with JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) and the lenders party thereto (the “Term Lenders”). On June 26, 2014, the Company, the Administrative Agent and the Term Lenders entered into Amendment No.1 to the Term Facility (the “Amendment”). The Amendment is intended to correct a previous error in the Term Facility and serves to extend the “soft call” period from six to twelve months during which the Company would be subject to a fee equal to 1.00% of the principal amount of loans under the Term Facility it reprices or refinances during such period if such repricing or refinancing has the affect of reducing the all-in yield applicable to such loans.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included in this Form 8-K:

Exhibit Number	Description
10.1	Amendment No.1 to Term Facility, dated as of June 26, 2014, by and among the Company, the Administrative Agent and the Term Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: July 1, 2014	By:	/s/ BRIAN T. VACLAVIK
	Name:	Brian T. Vaclavik
	Title:	Senior Vice President, Chief Accounting Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No.1 to Term Facility, dated as of June 26, 2014, by and among the Company, the Administrative Agent and the Term Lenders.